UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Pre-Funded Warrants

On June 26, 2025, Zymeworks Inc. (the “Company”) entered into an amendment (the “Amendment”) to the outstanding Pre-Funded Warrants to Purchase Shares of Common Stock (the “Pre-Funded Warrants”), issued on December 28, 2023 to EcoR1 Capital Fund, L.P. (“EcoR1”) and EcoR1 Capital Fund Qualified, L.P. (together with EcoR1, the “Purchasers”) pursuant to the Securities Purchase Agreement, dated December 23, 2023, by and between the Company and the Purchasers (the “Purchase Agreement”). The Purchasers beneficially own in the aggregate more than 5% of the Company’s outstanding shares of common stock, $0.00001 par value per share (“Common Stock”). Oleg Nodelman, the manager of EcoR1 Capital LLC (“EcoR1 Capital”) (an affiliate of the Purchasers), and Scott Platshon, a partner at EcoR1 Capital, are members of the Company’s board of directors.

The Amendment removed the limitation on exercise contained in Section 12 of the Pre-Funded Warrants, which prohibited the exercise of the Pre-Funded Warrants if, after giving effect or immediately prior to such exercise, a Purchaser, together with its affiliates and any other persons whose beneficial ownership of shares of Common Stock would be aggregated with such Purchaser for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would beneficially own more than 19.99% of the total number of issued and outstanding shares of Common Stock or voting power of the Company following such exercise.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 26, 2023, the Company entered into the Purchase Agreement with the Purchasers, pursuant to which the Purchasers purchased 5,086,521 Pre-Funded Warrants to purchase 5,086,521 shares of Common Stock. The per share purchase price for the Pre-Funded Warrants was $9.8299, for an aggregate purchase price of approximately $50 million.

On June 26, 2025, the Purchasers net exercised the Pre-Funded Warrants in full to acquire 5,086,521 shares of the Company’s Common Stock at an exercise price of $0.0001 per share. In connection with the net exercise, on June 27, 2025, the Company issued an aggregate of 5,086,480 shares of Common Stock (the “Pre-Funded Warrant Shares”). Following the issuance of the Pre-Funded Warrant Shares, the total number of shares of the Company’s Common Stock outstanding as of June 27, 2025 is 74,844,505.

The issuance of the Pre-Funded Warrant Shares was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof, as a transaction involving the exchange of securities by the Company with existing holders of the Company’s securities where no commissions or other remuneration was paid or given, directly or indirectly, to any party for soliciting such exchange.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Pre-Funded Warrants to Purchase Shares of Common Stock, dated June 26, 2025 by and among the Company and the Purchasers.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: June 27, 2025	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, Chief Executive Officer and President